EXHIBIT 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

November 12, 2025

Ampco-Pittsburgh Corporation (NYSE: AP) Announces Third Quarter 2025 Results

•
3Q 2025 GAAP operating income of $1.1 million and net loss of $2.2 million, or $0.11 per share, include non-cash expenses of $3.1 million for accelerated depreciation and other costs related to exiting U.K. cast roll and domestic steel distribution businesses
•
Q3 2025 Adjusted EBITDA of $9.2 million up 35% versus prior year
•
Q3 2025 Adjusted EPS of $0.04 up $0.14 versus prior year
•
Company expects at least $7 to $8 million per year adjusted EBITDA improvement post-U.K. exit

Carnegie, PA, November 12, 2025 – Ampco-Pittsburgh Corporation (NYSE: AP) reported net sales of $108.0 million and $325.4 million for the three and nine months ended September 30, 2025, compared to $96.2 million and $317.4 million for the three and nine months ended September 30, 2024, with sales growth in both segments. Higher shipment volumes in the Air and Liquid Processing segment led the increase, while higher net roll pricing and higher forged engineered products shipments more than offset softer roll shipments in the Forged Engineered Products segment.

The Corporation reported income from operations of $1.1 million and net loss of $2.2 million, or $0.11 per share, for the three months ended September 30, 2025, which included $3.1 million, or $0.15 per share, in accelerated depreciation and other principally non-cash costs associated with the exit from its U.K. cast roll operations and a non-core steel distribution facility. The Corporation expects to have completed the exit from these businesses during the fourth quarter of 2025, after which its consolidated earnings are expected to rise significantly. Income from operations for the nine months ended September 30, 2025 was $1.9 million and net loss of $8.4 million, or $0.42 per share, for the nine months ended September 30, 2025, with exit-related costs of $9.8 million offsetting operational segment results.

Adjusted EBITDA of $9.2 million and $26.0 million for the three and nine months ended September 30, 2025, respectively, improved by $2.4 million and $3.9 million, respectively, compared to the three and nine months ended September 30, 2024, primarily due to higher shipment volumes and margins in the Air and Liquid Processing segment and higher net pricing in the Forged and Cast Engineered Products segment.

Adjusted Earnings Per Share of $0.04 for the three months ended September 30, 2025, exceeded the prior year quarter by $0.14 per share, and rose by $0.16 per share for the nine-months ended September 30, 2025.

Commenting on the quarter, Ampco-Pittsburgh’s CEO, Brett McBrayer, said, “Roll pricing and volume growth at higher margins in the Air and Liquid Processing segment have been key factors in our adjusted EBITDA improvement. While the steel cycle remains sluggish, forged engineered products sales have recently helped to counterbalance. The major headline is that we have taken definitive steps to right-size our operating footprint with demand. In mid-October we accelerated and completed the exit from our U.K. cast roll facility and before the end of the year we expect to complete the exit from a small steel distribution business. In doing so, we will have fundamentally changed the earnings power of our portfolio. We expect $7 to $8 million per full year Adjusted EBITDA improvement following the U.K. exit. As trade policy further clarifies for our steel customers, we are well positioned for sustainable elevated profitability prior to heading into 2026.”

Interest expense of $3.0 million and $8.6 million for the three and nine months ended September 30, 2025, is comparable to interest expense for the three and nine months ended September 30, 2024.

Other income – net for the three months ended September 30, 2025, improved when compared to the three months ended September 30, 2024, due to lower foreign exchange transaction losses, offset in part by lower pension income, but declined for the nine months ended September 30, 2025, due to lower pension income.

The income tax provision for the three and nine months ended September 30, 2025, decreased when compared to the income tax provision for the three and nine months ended September 30, 2024, driven primarily by the benefit of a reduced statutory income tax rate for one of the Corporation's foreign tax-paying entities.

Teleconference Access

Ampco-Pittsburgh Corporation (NYSE: AP) will hold a conference call on Thursday, November 13, 2025, at 10:30 a.m. Eastern Time (ET) to discuss its financial results for the third quarter ended September 30, 2025. The Corporation encourage participants to pre-register for the conference call using the following link. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. To pre-register, please go to https://dpregister.com/sreg/10203668/1001a7395e0

Those without internet access or unable to pre-register may dial in by calling:

• Participant Dial-in (Toll Free): 1-844-308-3408

• Participant International Dial-in: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will become available on our website under the Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation and Union Electric Steel Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industries. It also manufactures open-die forged products that are sold principally to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. It operates manufacturing facilities in the United States, Sweden, and Slovenia and participates in three operating joint ventures located in China. It has sales offices in North America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by us or on behalf of Ampco-Pittsburgh Corporation and its subsidiaries (collectively, “we,” “us,” “our,” or the “Corporation”). This press release may include, but is not limited to, statements about operating performance, trends and events we expect or anticipate will occur in the future, statements about sales and production levels, timing of orders for our products, restructurings, the impact from pandemics and geopolitical conflicts, profitability and anticipated expenses, inflation, the global supply chain, tariffs and global trade, future proceeds from the exercise of outstanding warrants, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate, “project,” “target,” “goal,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For us, these risks and uncertainties include, but are not limited to: inability to maintain adequate liquidity to meet our operating cash flow requirements, repay maturing debt and meet other financial obligations; economic downturns, cyclical demand for our products and insufficient demand for our products; excess global capacity in the steel industry; inability to successfully restructure our operations and/or invest in operations that will yield the best long-term value to our shareholders; liability of our subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of our subsidiaries; inability to obtain necessary capital or financing on satisfactory terms to acquire capital expenditures that may be necessary to support our growth strategy; inoperability of certain equipment on which we rely; increases in commodity prices or insufficient hedging against increases in commodity prices, reductions in electricity and natural gas supply or shortages of key production materials for us or our customers; inability to satisfy the continued listing requirements of the New York Stock Exchange or the NYSE American Exchange; potential attacks on information technology infrastructure and other cyber-based business disruptions; fluctuations in the value of the U.S. dollar relative to other currencies; changes in the existing regulatory environment; consequences of pandemics and geopolitical conflicts; work stoppage or another industrial action on the part of any of our unions; failure to maintain an effective system of internal control; changes in the global economic environment, inflation, elevated interest rates, recessions or prolonged periods of slow economic growth, and global instability and actual and threatened geopolitical conflict; and those discussed more fully elsewhere in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K and Part II of the latest Quarterly Report on Form 10-Q. We cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

NON-GAAP FINANCIAL MEASURES

The Corporation presents non-GAAP adjusted net income (loss) attributable to Ampco-Pittsburgh, non-GAAP adjusted net income (loss) per share attributable to Ampco-Pittsburgh, non-GAAP adjusted EBITDA and non-GAAP adjusted income (loss) from operations. Non-GAAP adjusted net income (loss) attributable to Ampco-Pittsburgh and non-GAAP adjusted net income (loss) per share attributable to Ampco-Pittsburgh exclude significant charges or credits that are one-time charges or credits, unrelated to the Corporation’s ongoing results of operations, or beyond its control. Non-GAAP adjusted EBITDA is calculated as net loss excluding interest expense, other income - net, income tax provision, depreciation and amortization, and stock-based compensation along with significant charges or credits that are one-time charges or credits, unrelated to the Corporation’s ongoing results of operations, or beyond its control. Non-GAAP adjusted income (loss) from operations is calculated as (loss) income from operations excluding depreciation and amortization and stock-based compensation along with significant charges or credits that are one-time charges or credits, unrelated to the segment’s ongoing results of operations, or beyond its control. During the three and nine months ended September 30, 2025, the non-GAAP financial measures were adjusted to exclude severance and other exit costs (including accelerated depreciation) associated with our exit from U.K. cast roll operations and a non-core steel distribution facility. In addition, for the nine months ended September 30, 2025, the non-GAAP financial measures were adjusted to exclude the benefit resulting from employee-retention credits received. These non-GAAP financial measures are not based on any standardized methodology prescribed by accounting principles generally accepted in the United States of America (“GAAP”).

Beginning in 2025, the Corporation began presenting non-GAAP adjusted EBITDA along with non-GAAP adjusted income (loss) from operations. These measures are key measures used by the Corporation's management and Board of Directors to understand and evaluate the operating performance of the Corporation and its segments. While these non-GAAP measures may not be directly comparable to similarly titled measures presented by other companies, the Corporation's management and Board of Directors believe these non-GAAP measures enhance comparability to companies in its stated industry peer group.

The Corporation believes these non-GAAP financial measures help identify underlying trends in its business that otherwise could be masked by the effect of the items it excludes from adjusted EBITDA and adjusted income (loss) from operations. The Corporation also believes these non-GAAP financial measures provide useful information to management, shareholders and investors, and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects and allowing for greater transparency with respect to key financial metrics used by the Corporation’s management in its financial and operational decision-making. In particular, the Corporation believes the exclusion of the severance and other exit costs and the employee-retention credits can provide a useful measure for period-to-period comparisons of the Corporation’s core business performance.

Non-GAAP adjusted net income (loss) attributable to Ampco-Pittsburgh, non-GAAP adjusted net income (loss) per share attributable to Ampco-Pittsburgh, non-GAAP adjusted EBITDA and non-GAAP adjusted income (loss) from operations are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are limitations related to the use of non-GAAP adjusted net income (loss) attributable to Ampco-Pittsburgh, rather than net loss attributable to Ampco-Pittsburgh, non-GAAP adjusted net income (loss) per share attributable to Ampco-Pittsburgh, rather than net loss per share attributable to Ampco-Pittsburgh, non-GAAP adjusted EBITDA, rather than net (loss) income, or non-GAAP adjusted income (loss) from operations, rather than (loss) income from operations, which are the nearest GAAP equivalents. Among other things, there can be no assurance that additional expenses similar to the severance and other exit costs (including accelerated depreciation) or additional benefits similar to the employee-retention credits will not occur in future periods.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,

	2025	2024	2025	2024

Total net sales	$108,009	$96,166	$325,378	$317,369

Costs of products sold (excl. depreciation and amortization)	86,656	76,389	260,741	256,563
Selling and administrative	12,738	13,332	39,365	39,855
Depreciation and amortization	7,091	4,586	17,095	13,954
Severance charge	165	-	6,019	-
Loss (income) on disposal of assets	236	(11)	263	2
Total operating costs and expenses	106,886	94,296	323,483	310,374

Income from operations	1,123	1,870	1,895	6,995

Other expense - net:
Interest expense	(3,001)	(2,976)	(8,552)	(8,750)
Other income — net	748	288	1,349	2,600
Total other expense — net	(2,253)	(2,688)	(7,203)	(6,150)

(Loss) income before income taxes	(1,130)	(818)	(5,308)	845
Income tax provision	(525)	(636)	(1,176)	(1,953)

Net loss	(1,655)	(1,454)	(6,484)	(1,108)

Less: Net income attributable to noncontrolling interest	556	505	1,920	1,556
Net loss attributable to Ampco-Pittsburgh	$(2,211)	$(1,959)	$(8,404)	$(2,664)

Net loss per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$(0.11)	$(0.10)	$(0.42)	$(0.13)
Diluted	$(0.11)	$(0.10)	$(0.42)	$(0.13)

Weighted-average number of common shares outstanding:
Basic	20,227	19,980	20,106	19,857
Diluted	20,227	19,980	20,106	19,857

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULES

(in thousands, except percentages and earnings per share)

As described under “Non-GAAP Financial Measures” above, the Corporation presents non-GAAP net income (loss) attributable to Ampco-Pittsburgh, non-GAAP adjusted net income (loss) per share attributable to Ampco-Pittsburgh, non-GAAP adjusted EBITDA and non-GAAP adjusted income (loss) from operations as supplemental financial measures to GAAP financial measures.

The following is a reconciliation of net loss attributable to Ampco-Pittsburgh and net loss per share attributable to Ampco-Pittsburgh, the most directly comparable GAAP financial measures, to non-GAAP adjusted net income (loss) and adjusted net income (loss) per share attributable to Ampco-Pittsburgh, for the three and nine months ended September 30, 2025, and 2024, respectively:

	Three months ended
	September 30,

	2025		2024
	Net (loss) income	EPS	Net (loss) income	EPS
Net loss attributable to Ampco-Pittsburgh, as reported (GAAP)	$(2,211)	$(0.11)	$(1,959)	$(0.10)
Add (deduct):
Severance and other exit costs, including depreciation(1)	3,069	0.15	-	-
Net income (loss) attributable to Ampco-Pittsburgh, as adjusted (non-GAAP)	$858	$0.04	$(1,959)	$(0.10)

	Nine months ended
	September 30,

	2025		2024
	Net (loss) income	EPS	Net (loss) income	EPS
Net loss attributable to Ampco-Pittsburgh, as reported (GAAP)	$(8,404)	$(0.42)	$(2,664)	$(0.13)
Add (deduct):
Severance and other exit costs, including depreciation(1)	9,819	0.49	-
Employee retention credits	(742)	(0.04)	-
Net income (loss) attributable to Ampco-Pittsburgh, as adjusted (non-GAAP)	$673	$0.03	$(2,664)	$(0.13)

(1)
Non-GAAP adjustment for severance and other exit costs, inclusive of accelerated depreciation of $2,407 and $3,061 for the three and nine months ended September 30, 2025, respectively, attributable to the exit of the U.K. cast roll facility and a small steel distribution business.

The following is a reconciliation of net loss, the most directly comparable GAAP financial measure, to non-GAAP adjusted EBITDA for the three and nine months ended September 30, 2025, and 2024, respectively:

	Three months ended		Nine months ended
	September 30,		September 30,

	2025	2024	2025	2024

Net loss (GAAP)	$(1,655)	$(1,454)	$(6,484)	$(1,108)
Add (deduct):
Interest expense	3,001	2,976	8,552	8,750
Other income – net	(748)	(288)	(1,349)	(2,600)
Income tax provision	525	636	1,176	1,953
Income from operations	1,123	1,870	1,895	6,995
Add:
Depreciation and amortization(1)	7,091	4,586	17,095	13,954
Severance and other exit costs	662	-	6,758	-
Employee retention credits	-	-	(735)	-
Stock-based compensation	334	372	972	1,106
EBITDA, as adjusted (Non-GAAP)	$9,210	$6,828	$25,985	$22,055

Net sales	$108,009	$96,166	$325,378	$317,369
Adjusted EBITDA margin	8.53%	7.10%	7.99%	6.95%

(1)
Depreciation and amortization expense for the three and nine months ended September 30, 2025 includes accelerated depreciation of $2,407 and $3,061, respectively, attributable to the exit of the U.K. cast roll facility and a small steel distribution business.

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE, CONTINUED

(in thousands, except percentages)

The following is a reconciliation of (loss) income from operations, the most directly comparable GAAP financial measure, to non-GAAP adjusted income (loss) from operations for the three and nine months ended September 30, 2025, and 2024, respectively:

	Three months ended September 30,
	2025				2024
	FCEP	ALP	Corporate (1)	Ampco Consolidated	FCEP	ALP	Corporate (1)	Ampco Consolidated
(Loss) income from operations	$(401)	$4,160	$(2,636)	$1,123	$2,456	$3,134	$(3,720)	$1,870
Add:
Depreciation and amortization(2)	6,807	284	-	7,091	4,340	246	-	4,586
Severance and other exit costs	662	-	-	662	-	-	-	-
Stock-based compensation	-	-	334	334	-	-	372	372
Income (loss) from operations, as adjusted (Non-GAAP)	$7,068	$4,444	$(2,302)	$9,210	$6,796	$3,380	$(3,348)	$6,828

Net sales	$71,467	$36,542		$108,009	$67,203	$28,963		$96,166
Adjusted margin from operations	9.89%	12.16%		8.53%	10.11%	11.67%		7.10%

	Nine months ended September 30,
	2025				2024
	FCEP	ALP	Corporate (1)	Ampco Consolidated	FCEP	ALP	Corporate (1)	Ampco Consolidated
(Loss) income from operations	$(459)	$11,576	$(9,222)	$1,895	$9,393	$8,290	$(10,688)	$6,995
Add:
Depreciation and amortization(2)	16,259	836	-	17,095	13,224	730	-	13,954
Severance and other exit costs	6,758	-	-	6,758	-	-	-	-
Employee retention credits	(456)	(279)	-	(735)	-	-	-	-
Stock-based compensation	-	-	972	972	-	-	1,106	1,106
Income (loss) from operations, as adjusted (Non-GAAP)	$22,102	$12,133	$(8,250)	$25,985	$22,617	$9,020	$(9,582)	$22,055

Net sales	$221,663	$103,715		$325,378	$220,105	$97,264		$317,369
Adjusted margin from operations	9.97%	11.70%		7.99%	10.28%	9.27%		6.95%

(1) Corporate represents the operating expenses of the corporate office and other costs not allocated to the segments.

(2) Depreciation and amortization expense for the three and nine months ended September 30, 2025 includes accelerated depreciation of $2,407 and $3,061, respectively, attributable to the exit of the U.K. cast roll facility and a small steel distribution business.